UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:

August 16, 2024

Gaucho Group Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40075	52-2158952
State of	Commission	IRS Employer
Incorporation	File Number	Identification No.

112 NE 41st Street, Suite 106

Miami, FL 33137

Address of principal executive offices

212-739-7700

Telephone number, including

Area code

Former name or former address if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	VINO	The Nasdaq Stock Market LLC

Item 3.02 Unregistered Sales of Equity Securities.

As described in our Current Reports on Forms 8-K as filed with the SEC on May 21, 2024 and July 3, 2024, Gaucho Group Holdings, Inc. (the “Company”) filed a Certificate of Designation of Senior Convertible Preferred Stock with the Delaware Secretary of State, designating 100,000 shares of preferred stock of the Company, par value $0.01, as Senior Convertible Preferred Stock (the “Senior Convertible Preferred Stock”).

The Board of Directors of the Company approved the commencement of a private placement of shares of Senior Convertible Preferred Stock (“Preferred Shares”) and 8.5% promissory notes (the “Notes”) for aggregate proceeds of up to $7.2 million (up to $6 million with a 20% overallotment) pursuant to Section 4(a)(2) of the 1933 Act and Rule 506(b) of Regulation D thereunder (the “Private Placement”). The Preferred Shares will be issued at a price per share of $100; provided that the Company is limited to the sale of up to 6,731 Preferred Shares for gross proceeds of $637,100 until such time as stockholder approval is granted pursuant to Nasdaq Rule 5635(d) at the Company’s Annual General Meeting of Stockholders on August 18, 2024 (the “2024 AGM”).

The Notes, with 8.5% annual interest, become convertible into Preferred Shares at a price of $100 per share on the date the Company obtains stockholder approval of its Proposals No. 2, 3, and 4 at the 2024 AGM.

At the 2024 AGM, the Company obtained the requisite stockholder approval, and the Notes comprised of $3,306,425 and $41,396 in interest were automatically converted into an aggregate of 33,488 Preferred Shares based on a conversion price of $100 per Preferred Share. For this sale of securities, no general solicitation was used, the Preferred Shares were only offered to a small select group of accredited investors, all of whom have a substantial pre-existing relationship with the Company, and no commissions were paid. The Company relied on the exemption from registration available under Section 4(a)(2) and/or Rule 506(b) of Regulation D promulgated under the Securities Act with respect to transactions by an issuer not involving any public offering. A Form D will be filed with the SEC within 15 days of August 16, 2024, the date of conversion of the Notes.

As of August 16, 2024, no shares of Senior Convertible Preferred Stock have yet been sold in the Private Placement.

See Item 5.07 for further information regarding the stockholder approval of the issuance of shares upon conversion of the Notes at 2024 AGM.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the 2024 AGM, Peter J.L. Lawrence, a Class II director of the Company, did not stand for re-election. Mr. David R. Reinecke was elected as a Class II director effective immediately. Mr. Reinecke is expected to be appointed to the Company’s Audit Committee and Compensation Committee to take Mr. Lawrence’s seats.

See Item 5.07 for further information regarding the election of directors at the 2024 AGM.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company convened its 2024 AGM virtually on August 16, 2024 at 12:00 p.m. Eastern Time. A quorum was present for the 2024 AGM.

At the 2024 AGM, six proposals were submitted to the stockholders for approval as set forth in the definitive 2024 Proxy Statement as filed with the SEC on July 1, 2024. As of the record date, June 21, 2024, a total of 899,266 shares of common stock of the Company were issued and a total of 889,263 shares of common stock were outstanding and entitled to vote. The holders of record of 675,260 shares of common stock were present in person or represented by proxy at said meeting for a total of 675,260 votes represented at the meeting. Such amount represented 75.9% of the shares entitled to vote at such meeting.

At the 2024 AGM, the stockholders approved all six proposals submitted. The votes on the proposals were cast as set forth below:

1.	Proposal No. 1 – Election of director. The stockholders elected the director nominee presented to the stockholders – David R. Reinecke – to serve a three-year term as a Class II director until their successors are elected and qualified.

Name	Shares FOR	WITHHOLD Authority To Vote	Broker Non- Vote
Class II Director — David R. Reinecke	541,508	16,650	117,102

2.	Proposal No. 2 – Approval, for purposes of complying with Nasdaq Listing Rule 5635(b), of the issuance in excess of 19.99% of the Company’s outstanding common stock upon conversion of shares of the Company’s senior convertible preferred stock issued either directly in connection with, or upon the conversion of convertible promissory notes issued in connection with, a private placement pursuant to Rule 506(b) of the Securities Act of 1933, as amended, which may be deemed a “change of control” under Nasdaq Listing Rule 5635(b).

Shares FOR	Shares AGAINST	ABSTAIN	Broker Non- Vote
539,871	18,278	9	117,102

3.	Proposal No. 3 – Approval, for purposes of complying with Nasdaq Listing Rule 5635(c), of the issuance of shares of the company’s common stock to certain advisors of the Company at a price less than the market value upon conversion of shares of the Company’s senior convertible preferred stock issued either directly in connection with, or upon the conversion of convertible promissory notes issued in connection with, a private placement pursuant to Rule 506(b) of the Securities Act of 1933, as amended.

Shares FOR	Shares AGAINST	ABSTAIN	Broker Non- Vote
540,138	18,013	7	117,102

4.	Proposal No. 4 – Approval, for purposes of complying with Nasdaq Listing Rule 5635(d), of the issuance of shares of the Company’s common stock upon conversion of shares of the Company’s senior convertible preferred stock issued either directly in connection with, or upon the conversion of convertible promissory notes issued in connection with, a private placement pursuant to Rule 506(b) of the Securities Act of 1933, as amended, without giving effect to the 19.99% cap provided under Nasdaq Listing Rule 5635(d).

Shares FOR	Shares AGAINST	ABSTAIN	Broker Non- Vote
545,284	12,867	7	117,102

5.	Proposal No. 5 – Approval of Amendment to Company’s Equity Incentive Plan. The stockholders approved an amendment to the Company’s 2018 Equity Incentive Plan to increase the number of shares available for awards under the plan to 30% of our common stock outstanding on a fully diluted basis as of the date of stockholder approval, with an automatic increase on January 1 of each year by the amount equal to 5% of the total number of shares outstanding on a fully diluted basis on such date.________________________.

Shares FOR	Shares AGAINST	ABSTAIN	Broker Non- Vote
509,319	48,811	28	117,102

6.	Proposal No. 6 – Approval of Auditor. The stockholders ratified and approved Marcum, LLP as the Company’s independent registered accounting firm for the year ended December 31, 2024.

Shares FOR	Shares AGAINST	ABSTAIN
658,071	17,068	121

Item 7.01 Regulation FD Disclosure.

For a recording of the 2024 AGM which includes commentary by the Company’s President and CEO, Scott Mathis, please see: https://www.cstproxy.com/gauchogroupholdings/2024.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

4.1	Amendment to the Company’s 2018 Equity Incentive Plan as approved by the Board of Directors on August 15, 2024 and the stockholders on August 16, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 21st day of August, 2024.

Gaucho Group Holdings, Inc.

By:	/s/ Scott L. Mathis
Scott L. Mathis, President & CEO